As filed with the Securities and Exchange Commission on May 5, 2017

Registration No. 333-217351

PRE-EFFECTIVE AMENDMENT NO. 1

TO

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mechanical Technology, Incorporated

 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	3829, 3629 (Primary Standard Industrial Classification Code Number)	14-1462255 (I.R.S. Employer Identification Number)

325 Washington Avenue Extension

Albany, New York 12205

(518) 218-2550

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick W. Jones

Chief Executive Officer and Chief Financial Officer

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, New York 12205

(518) 218-2550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Penny Somer-Greif, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

100 Light Street

Baltimore, Maryland 21202

(410) 685-1120

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.            ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

MECHANICAL TECHNOLOGY, INCORPORATED

3,750,000 Shares of Common Stock

This prospectus covers the resale or other disposition of up to 3,750,000 shares of common stock of Mechanical Technology, Incorporated by Brookstone Partners Acquisition XXIV, LLC, and its donees, pledgees, transferees or other successors-in-interest.  References in this prospectus to the “Selling Shareholders” includes both Brookstone Partners Acquisition XXIV, LLC, and its donees, pledgees, transferees or other successors-in-interest.

See the section of this prospectus entitled “PLAN OF DISTRIBUTION” for a description of how the Selling Shareholders may sell or otherwise dispose of the shares covered by this prospectus.  The Company does not know if, in what amounts or when the Selling Shareholders will offer, sell or otherwise dispose of their shares.

The Company will not receive any of the proceeds from the sale or other disposition of the shares covered hereby by the Selling Shareholders.  The Company has agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

The Company’s common stock is quoted on the OTC Markets Group quotation system on the OTCQB venture stage marketplace under the symbol “MKTY.”  On May 4, 2017, the closing bid price of the Company’s common stock on the OTCQB was $0.90 per share.  You are urged to obtain current market quotations of the Company’s common stock.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in these securities involves certain risks, including the possible loss of your investment.  Please see “RISK FACTORS” beginning on page 4.

The date of this prospectus is May 5, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that the Company filed with the Securities and Exchange Commission (the “Commission”) to permit the Selling Shareholders to offer and sell, from time to time in one or more offerings, the securities described in this prospectus.  The Company has agreed to pay the expenses incurred in registering these securities, including legal and accounting fees.

Brokers or dealers effecting transactions in the securities covered by this prospectus should confirm that the securities are registered under applicable state securities laws or that an exemption from registration is available.

  You should rely only on the information contained or incorporated by reference in this prospectus.  Neither the Company nor Brookstone Partners Acquisition XXIV, LLC, has authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of the securities under this prospectus.  The Company’s business, financial condition, results of operations and prospects may have changed since such date.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You should carefully read this entire prospectus, especially the section entitled “RISK FACTORS” on page 4, before making a decision to invest in any shares of our common stock.  Before buying any of the shares, you should also carefully read the additional information contained under the headings “WHERE YOU CAN FIND ADDITIONAL INFORMATION” on page 11 and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” on page 11.

Unless the context requires otherwise, in this prospectus the terms the “Company,” “we,” “us,” and “our” refer to Mechanical Technology, Incorporated and “MTI Instruments” refers to MTI Instruments, Inc.  Other trademarks, trade names and service marks used in this prospectus are the property of their respective owners.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any statements contained, or incorporated by reference, in this prospectus that are not statements of historical fact may be forward-looking statements.  When we use the words “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” “should,” “could,” “may,” “will” and similar words or phrases, we are identifying forward-looking statements.  Such forward-looking statements include, but are not limited to, statements regarding:

  anticipated growth, including in revenues and cash flows;

  statements with respect to management’s strategy and planned initiatives;

  management’s belief that it will have adequate resources to fund the Company’s operations and capital expenditures for the year ending December 31, 2017 and through the end of the second quarter of 2018;
  the expected impact of recent and pending accounting standards or updates;
  projected taxable income and the ability to use deferred tax assets (currently held at a full valuation allowance);
  generating earnings in the future;
  the expectation that future cost-cutting measures will be avoided;
  future capital expenditures and spending on research and development;
  expected funding of future cash expenditures; and
  the expected impact of our investment in MeOH Power, Inc.

Forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause these differences include the following:

  statements with respect to management’s strategy and planned initiatives;
  sales revenue growth may not be achieved or maintained;
  the dependence of our business on a small number of customers and potential loss of government contracts - particularly in light of potential cuts that may be imposed as a result of U.S. government budget appropriations;
  our lack of long-term purchase commitments from our customers and the ability of our customers to cancel, reduce, or delay orders for our products;
  our inability to build and maintain relationships with our customers;
  our inability to develop and utilize new technologies that address the needs of our customers;
  our inability to obtain new credit facilities;
  the cyclical nature of the electronics and military industries;
  the uncertainty of the U.S. and global economy, including as a result of the United Kingdom’s impending exit from the European Union;
  the impact of future exchange rate fluctuations;
  failure of our strategic alliances to achieve their objectives or perform as contemplated and the risk of cancellation or early termination of such alliance by either party;
  the loss of services of one or more of our key employees or the inability to hire, train, and retain key personnel;
  risks related to protection and infringement of intellectual property;
  our occasional dependence on sole suppliers or a limited group of suppliers;
  our ability to generate income to realize the tax benefit of our historical net operating losses;
  risks related to the limitation of the use, for tax purposes, of our net historical operating losses in the event of certain ownership changes; and
  other risks discussed in our filings with the Commission.

Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in, or incorporated by reference into, this prospectus as a result of new information or future events or developments.  Thus, assumptions should not be made that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus that the Company believes to be important to investors.  The Company has selected highlights of material aspects of its business to be included in this summary.  The Company urges you to read this entire prospectus, including the information incorporated by reference in this prospectus.  Investing in the Company’s common stock involves risks.  Therefore, you should carefully consider the information provided under the heading “RISK FACTORS” on page 4.

Our Business

Mechanical Technology, Incorporated, a New York corporation, was incorporated in 1961.  The Company’s core business is conducted through MTI Instruments, Inc., a wholly-owned subsidiary incorporated in New York on March 8, 2000.  The Company’s operations are headquartered in Albany, New York, where it designs, manufactures, and markets its products globally.

The Company also owns a 47.5% interest, which as of March 31, 2017 has a fair value of $0, in MeOH Power, Inc. (formerly MTI MicroFuel Cells, Inc.), which the Company operated as a subsidiary until December 31, 2013, at which time the majority interest was transferred to one of our directors.  We do not expect our current interest in MeOH Power, Inc. to have a material impact on our results of operations or financial condition going forward.

MTI Instruments is a supplier of precision linear displacement solutions, vibration measurement and system balancing solutions, and wafer inspection tools.  These tools and solutions are developed for markets that require the precise measurements and control of products processes for the development and implementation of automated manufacturing, assembly, and consistent operation of complex machinery.

As part of its strategy, MTI Instruments provides its customers with enabling sensors and sensing technologies that help advance manufacturing processes and new product development efforts.  The demand for higher quality and lower cost products ranging from semiconductor chips to electronics and large items such as automobiles continues to drive Original Equipment Manufacturers (“OEMs”) and their suppliers to invest in technology and the capability to rapidly produce high quality products.  The industry has moved towards flexible manufacturing doctrines around mass customization and production incorporating lean principles to reduce labor and waste, while increasing quality.  Modern manufacturing advances at a very rapid pace with the help of automation controls and precision sensing technologies for operating equipment, processes in factories, and other applications with minimal or reduced human intervention.  OEMs find that using automation helps them not only improve on quality, but also can save labor, energy and materials while significantly improving accuracy and precision.  In some industries like semiconductors, fabrication facilities are fully automated and are aided by humans on a low frequency basis.

Using a combination of integrated smart robotics, manufacturing lines, and a myriad of sensors that measure ongoing equipment performance, monitoring and drive controls have resulted in significant advancements in productivity and quality in manufacturing.  There is no question that the world is moving from classic manufacturing and assembly towards automation and measurement.

MTI Instruments has decades of experience in working with OEMs and their subcontractors in the supply of sensor, instruments and systems technology to incorporate into OEMs’ equipment and major companies’ manufacturing processes as they develop and implement new process, quality and automation controls.  The Company has moved to a customer and market-based approach by targeting leading companies in specific market segments including the industrial and consumer electronics, automotive and other precision automated manufacturing industries, turbo machinery and the research and development aspects within these markets for both product and process improvements.

This same approach is driving the demand for engine vibration measurement and balancing.  Ongoing efforts to improve engine performance and lower fuel consumption drive both military and commercial axial turbo-machinery operators to maintain their equipment at peak performance.

These market drivers are also providing opportunity and demand for the Company to enhance current and develop new products and technologies.  This has become a central theme in our supporting a larger, more complex customer base.  Our efforts to become more capable and competitive in operations and quality are being met by our well defined approach to lean manufacturing principles and the achievement of International Organization for Standardization (ISO) ISO 9001:2015 certification in 2017.

      Our executive offices are located at 325 Washington Avenue Extension, Albany, New York 12205.  Our telephone number at this address is (518) 218-2550.  Our website address is http://www.mechtech.com.  Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

The Offering

Background

In connection with its previously-reported sale of 3,750,000 shares of its common stock to Brookstone Partners Acquisition XXIV, LLC (“Brookstone”), in October 2016, the Company agreed to file a registration statement, of which this prospectus forms a part, with the Commission to register the sale or other disposition of such shares of common stock purchased by Brookstone. See “SELLING SHAREHOLDER” on page 6.

Securities Covered Hereby	3,750,000 shares of the Company’s common stock, par value $0.01 per share.

Use of Proceeds	The Company will not receive any proceeds from the sales of shares of its common stock by the Selling Shareholders.

Market for Common Stock	Our common stock is quoted on the OTC Markets Group quotation system on the OTCQB venture stage marketplace for early stage and developing U.S. and international companies, under the symbol “MKTY.”

RISK FACTORS

An investment in the shares of common stock covered by this prospectus involves certain risks.  The significant risks and uncertainties related to our common stock of which we are aware are discussed below.  The significant risks and uncertainties related to us and our business of which we are aware are discussed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors,” which discussion is incorporated by reference in this prospectus.  You should carefully consider these risks and uncertainties before you decide to buy the shares of common stock offered hereby.  Any of these factors could materially and adversely affect the Company’s business, financial condition, operating results and prospects and could negatively impact the market price of the shares of common stock covered by this prospectus.  If any of these risks materialize, you could lose all or part of your investment.  Additional risks and uncertainties that the Company does not yet know of, or that the Company currently believes are immaterial, may also impair the Company’s business operations and the market value of the shares of common stock covered by this prospectus.  You should also consider the other information contained in and incorporated by reference in this prospectus, including the Company’s financial statements and the related notes, before deciding to purchase any shares of common stock.

Risks Related to an Investment in Our Common Stock

There is a limited trading market in our common stock, which will hinder our shareholders’ ability to sell our common stock and may adversely affect our stock price.

Our common stock is traded only sporadically.  As a result, shareholders may not be able to sell their shares when they desire or sell them at a price equal to or above the price they paid for such shares.  This limited trading market for our common stock also may reduce the market value of our common stock.  In addition, our public float (which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and senior officers), which is used as a measurement of shares available for trading, is quite limited.  This could make it more difficult to sell a large number of shares at one time, and if a large number of shares is sold at one time, this could depress the market price of our common stock.

Further, while our stock is quoted on the OTC Venture Market of the OTC Markets Group, this market has less liquidity and fewer buyers and sellers than the Over-the-Counter Bulletin Board or securities exchanges such as The NASDAQ Stock Market and the New York Stock Exchange.  The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock.  When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

We do not intend to pay cash dividends in the near future, and, consequently, shareholders’ ability to achieve a return on their investment in our common stock will depend on appreciation in the price of our common stock.

We have never declared or paid dividends on our common stock and do not anticipate or contemplate paying cash dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.  Any future determination as to the payment of dividends will depend upon critical requirements and limitations imposed by our credit agreements, if any, and such other factors as our Board of Directors may consider.  You should not purchase shares of our common stock if you require an investment that pays dividends.

The Selling Shareholders may choose to sell their shares at prices below the current market price.

The Selling Shareholders are not restricted as to the prices at which they may sell or otherwise dispose of their shares of our common stock covered by this prospectus.  Sales or other dispositions of these shares below the then-current market prices could adversely affect the market price of our common stock.

Future sales of our common stock, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales of substantial amounts of our common stock in the market by Brookstone or another Selling Shareholder pursuant to the registration statement of which this prospectus forms a part, or the perception that these sales may occur, could materially and adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

Ownership of the Company is concentrated in one shareholder, and this concentration could reduce the demand for the common stock and/or have the effect of delaying or preventing certain corporate transactions.

Without giving effect to any future sales of the shares covered by this prospectus, Brookstone owns approximately 41.0% of the outstanding shares of the Company’s common stock, and has designated three directors that sit on our seven-member Board of Directors.  Accordingly, Brookstone has the ability to exert a significant degree of influence or actual control over our management and affairs and, as a practical matter, can control corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election of directors, amendments to our certificate of incorporation and bylaws, and the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets, and Brookstone may vote its shares in a manner that is adverse to the interests of our minority shareholders.  For example, Brookstone will be able to prevent a merger or similar transaction, including a transaction in which shareholders will receive a premium for their shares, even if our other shareholders are in favor of such transaction.  This concentration of voting control could deprive our investors of an opportunity to receive a premium for their shares of our common stock as part of a sale of the Company.  Further, Brookstone’s control position might adversely affect the market price of our common stock to the extent investors perceive disadvantages in owning shares of a company with a controlling shareholder.

The Company has adopted a NOL Shareholder Rights Plan, which may discourage a corporate takeover.

On October 6, 2016, our Board of Directors adopted a Section 382 rights plan (the “Rights Plan”) and declared a dividend distribution of one right (the “Rights”) for each outstanding share of our common stock to shareholders of record at the close of business on October 19, 2016.  Each share of our common stock issued thereafter will also include one Right.  Subject to the terms, provisions and conditions of the Rights Plan, if the Rights become exercisable, each Right would represent the right to purchase from the Company one share of our common stock at a purchase price of $5.00 per share, subject to adjustment.

The Board adopted the Rights Plan in an effort to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”), which totaled approximately $52.3 million as of March 31, 2017.  The Company may utilize these NOLs in certain circumstances to offset future U.S. taxable income and reduce its U.S. federal income tax liability.  Because the Rights Plan could make it more expensive for a person to acquire a controlling interest in us, it could have the effect of delaying or preventing a change in control even if a change in control were in our shareholders’ interest.

USE OF PROCEEDS

The shares of common stock covered hereby may be sold or otherwise disposed of pursuant to this prospectus for the respective accounts of Brookstone or the other Selling Shareholders.  Accordingly, the Company will not realize any proceeds from the sale of the shares of common stock offered hereby.  All expenses of the registration of the securities have been paid for by the Company.

SELLING SHAREHOLDER

On October 21, 2016, pursuant to the terms of that certain Securities Purchase Agreement, dated as of October 21, 2016, by and between the Company and Brookstone, the Company issued and sold 3,750,000 shares of its common stock to Brookstone.  In connection with that transaction, the Company entered into a Registration Rights Agreement with Brookstone pursuant to which it agreed, after receiving a written request from Brookstone to do so, to file a registration statement, of which this prospectus forms a part, with the Commission to register the resale or other disposition of the shares issued in that transaction.

Brookstone is an affiliate of Brookstone Partners, a private equity firm in New York City.  We are registering all 3,750,000 shares of our common stock that Brookstone purchased pursuant to the Securities Purchase Agreement for possible future resale by Brookstone and its donees, pledgees, transferees or other successors-in-interest, whom we collectively refer to as the “Selling Shareholders.”  As of the date of this prospectus, Brookstone owns 3,750,000 shares of our common stock, or approximately 41.0% of the outstanding shares of our common stock.  We cannot give an estimate as to the number of shares of common stock that will actually be held by Brookstone upon termination of this offering because it may offer some or all of its shares of common stock under the offering contemplated by this prospectus or acquire additional shares of our common stock.  If Brookstone sold all 3,750,000 shares offered hereby, however, then assuming no additional purchases of shares of our common stock by Brookstone, Brookstone would not own any of our shares of common stock upon termination of this offering.  The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby.

Other than as described in this prospectus, neither Brookstone nor any person that has control over Brookstone has had a material relationship with the Company or its affiliates during the past three years.

Each Selling Shareholder is required to discontinue any sales of its shares of common stock it is offering by this prospectus upon notification by us that this prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading.  We will file a post-effective amendment to the registration statement or a document that will be incorporated by reference into this prospectus to reflect any such material changes to this prospectus.

The information in this section about Brookstone was prepared using information furnished to us by Brookstone or its representatives.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein, as noted above, includes donees, pledgees, transferees and other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from Brookstone or another Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein, without limitation:

  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

   block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  privately negotiated transactions;

  market sales (both long and short to the extent permitted under the federal securities laws);

  at the market to or through market makers or into an existing market for the shares;

  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any of the aforementioned methods of sale; and

  any other method permitted by applicable law.

In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from the Selling Shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated, which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with the Selling Shareholders to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Shareholders if such broker-dealer is unable to sell the shares on behalf of the Selling Shareholders.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions that may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.  The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with the sale of the shares of the Company’s common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Shareholders may also sell shares of the Company’s common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares.  The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b)(3) promulgated under the Securities Act or other applicable provisions of the Securities Act amending the disclosure in the “Selling Shareholder” section of this prospectus to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.  The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price(s) at which the shares of common stock are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the Selling Shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M as discussed below.  All of the foregoing may affect the marketability of the shares of common stock.

We will bear all expenses of the registration statement of which this prospectus is a part including, but not limited to, legal, accounting and printing fees.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Shareholders, the purchasers participating in such transaction or both.

The Selling Shareholders are required to comply with (i) the prospectus delivery requirements and (ii) the applicable “blue sky” laws of the various states in connection with the sale of its shares offered hereby.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of the Company’s common stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company has agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus.

Pursuant to the Registration Rights Agreement between the Company and Brookstone pursuant to which the Company agreed to file the registration statement of which this prospectus forms a part, the Company has agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) October 21, 2021, (ii) the date on which no single person holding shares initially sold to Brookstone, together with such person’s affiliates, fails to beneficially own 10% or more of the shares of our common stock then outstanding, (iii) such time as all of the shares covered by this prospectus have been sold pursuant to the registration statement or Rule 144 under the Securities Act, and (iv) the date on which all of the shares may be sold without restriction pursuant to Rule 144 under the Securities Act without compliance with the volume or manner of sale requirements thereof.

DESCRIPTION OF OUR COMMON STOCK

General

The rights of shareholders of Mechanical Technology, Incorporated are governed by the New York Business Corporation Law (the “NYBCL”) and by our certificate of incorporation and bylaws.

Pursuant to its certificate of incorporation, the Company’s capital stock consists of 75,000,000 shares, $0.01 par value per share.  As of the date hereof, we have 9,140,768 shares of common stock authorized, issued and outstanding.

Subject to all rights of holders of any other class or series of stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such time and in such amounts as our Board of Directors may from time to time determine subject to the prior rights of the holders of any preferred stock.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the rights of any holders of preferred stock.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders.

While in general holders of our common stock have no preemptive or subscription rights to purchase additional shares of our common stock or any other securities, for as long as it or any of its affiliates beneficially own shares of our common stock, Brookstone is entitled to participate in any issuance, sale or exchange of our securities up to the proportion of such securities equal to its (including its affiliates’) pro rata interest in equity securities of the Company on a fully-diluted basis.

Anti-Takeover Provisions of our Certificate of Incorporation

General.   A number of provisions of our certificate of incorporation deal with matters of corporate governance and certain rights of shareholders.  The following discussion is a general summary of certain provisions of our certificate of incorporation that might be deemed to have a potential “anti-takeover” effect.  The following description of certain of the provisions of our certificate of incorporation is necessarily general and reference should be made in each case to the certificate of incorporation.

Classification of the Board of Directors.  Our certificate of incorporation provides that we will have not less than three nor more than nine directors, the exact number to be fixed by the Board of Directors.  Our Board of Directors is currently composed of seven directors.

Our directors are divided into three classes - Class I, Class II, and Class III - each class consisting of an equal number of directors, or as nearly equal as possible.  Each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.  A classified board of directors promotes continuity and stability of management, but makes it more difficult for shareholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.  We believe that classification of the Board of Directors helps to assure the continuity and stability of our business strategies and policies as determined by the Board of Directors.

Absence of Cumulative Voting.  Pursuant to Section 618 of the NYBCL, shareholders of a New York corporation are entitled to cumulative voting rights only if provided by the company’s certificate of incorporation.  Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected.  Our certificate of incorporation does not provide for cumulative voting rights.  Because a shareholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s board of directors.  The absence of cumulative voting means that the holders of a majority of our shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Authorized Shares.   As indicated above, our certificate of incorporation currently authorizes the issuance of 75,000,000 shares of capital stock; our certificate of incorporation authorizes our entire Board of Directors, without shareholder approval, to authorize the issuance of shares.  The authorization of shares of capital stock in excess of the amount issued, and the authority of a majority of our Board of Directors to authorize the issuance of shares of our capital stock without shareholder approval, provides our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock-based compensation.  The unissued authorized shares also may be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company.

Anti-Takeover Provisions of the New York Business Corporation Law

Business Combinations.  In addition to the provisions contained in our certificate of incorporation, we are subject to certain “business combination” provisions of Section 912 of the NYBCL and expect to continue to be so subject if and for so long as we have a class of securities registered under Section 12 of the Exchange Act.  Section 912 provides, with certain exceptions, that a New York corporation may not engage in a “business combination” as defined therein (e.g., merger, consolidation, recapitalization or disposition of stock) with any “interested shareholder” for a period of five years from the date that such person first became an interested shareholder unless:

 (i) the business combination or the transaction resulting in a person becoming an interested shareholder was approved by the board of directors of the corporation prior to that person becoming an interested shareholder;

 (ii) the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliates or associates of the interested shareholder at a meeting called no earlier than five years after the interested shareholder’s stock acquisition date; or

 (iii) the business combination meets certain valuation requirements as set forth therein.

 An “interested shareholder” of a New York corporation is defined as any person who (a) is the beneficial owner of 20% or more of the outstanding voting stock of such corporation or (b) is an affiliate or associate of such corporation that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the corporation’s then outstanding voting stock.

 The “stock acquisition date” means the date that such person first becomes an interested shareholder of such corporation.

Summary of Anti-Takeover Provisions

The foregoing provisions of our certificate of incorporation and the NYBCL, as well as the existence of the Rights Plan discussed above, could have the effect of discouraging an acquisition of Mechanical Technology, Incorporated or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock.  In addition, such provisions may make Mechanical Technology, Incorporated less attractive to a potential acquirer and/or might result in shareholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our Board of Directors.  Our Board of Directors believes that these provisions are in our best interests and the best interests of our shareholders.  In the Board of Directors’ judgment, the Board of Directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our shareholders.  Accordingly, the Board of Directors believes that it is in our best interests and in the best interests of our shareholders to encourage potential acquirers to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

EXPERTS

The financial statements of Mechanical Technology, Incorporated as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016, incorporated by reference into this prospectus, have been so included herein in reliance upon the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for the Company by Couch White, LLP, Albany, New York.  Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Baltimore, Maryland, has advised the Company on other matters related to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company has filed a registration statement on Form S-1 with the Commission covering the securities that may be sold under this prospectus.  This prospectus is only a part of that registration statement and does not contain all of the information in the registration statement.  Because this prospectus may not contain all of the information that you may find important, you should review the full text of the registration statement, as amended from time to time, and the exhibits that are a part of the registration statement.

The Company is subject to the information requirements of the Exchange Act, which means that the Company is required to file annual reports, quarterly reports, current reports, proxy statements and other information with the Commission.  You may read and copy any document that the Company files with the Commission at the Commission’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  The Company’s filings with the Commission are also available to the public from the Commission’s Internet site at http://www.sec.gov.  However, information found on, or otherwise accessible through, this Internet site is not incorporated into, and does not constitute a part of, this prospectus or any other document that the Company files with or furnishes to the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Commission rules allow us to “incorporate by reference” into this prospectus much of the information we file with the Commission, which means that we can disclose important information to you by referring you to those publicly available documents.  The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the Commission that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document.

This prospectus incorporates by reference the documents listed below that we have filed with the Commission and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of such registration statement and prior to the sale of all the shares of common stock covered by this prospectus (in each case excluding any portion of these documents that has been furnished to and deemed not to be filed with the Commission):

  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 2, 2017;
  our definitive proxy statement for our annual meeting of shareholders to be held June 7, 2017, filed with the Commission on April 21, 2017;
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the Commission on May 4, 2017; and
  our Current Reports on Form 8-K filed on January 24, 2017 and February 8, 2017.

Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.mechtech.com or if you call or write to: Lisa Brennan, Accounting Manager, Mechanical Technology, Incorporated, 325 Washington Avenue Extension, Albany, New York 12205, telephone: (518) 218-2550.  The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider such information to be, a part of this prospectus.

We have filed a registration statement with the Commission relating to the shares of common stock offered by this prospectus.  This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits.  You may obtain from the Commission a copy of the registration statement and exhibits that we filed with the Commission as described above.  The registration statement may contain additional information that may be important to you.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution

		Amount
	Commission registration fee	$456.36
*	Legal fees and expenses	11,500.00
*	Accounting fees and expenses	4,000.00
*	Miscellaneous	2,000.00

*	Total	$17,956.36

*	Estimated

Item 14.                 Indemnification of Directors and Officers

Articles SEVENTH and EIGHTH of the certificate of incorporation of Mechanical Technology, Incorporated (the “corporation”) set forth circumstances under which directors, officers and others may be indemnified against or protected from certain liabilities by the corporation:

SEVENTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgements, fines, amounts paid in settlement and expenses, including attorneys’ fees actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

EIGHTH:  Directors of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty in such capacity; provided, however, that this provision shall not operate so as to eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or (ii) the liability of any director for any act or omission prior to the date on which this Paragraph became effective.

Item 15.                 Recent Sales of Unregistered Securities.

On October 21, 2016, Mechanical Technology, Incorporated issued and sold 3,750,000 shares of its common stock, par value $0.01 per share, to Brookstone Partners Acquisition XXIV, LLC, for an aggregate of $2,737,500, pursuant to a private placement transaction conducted in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 16.                 Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)           List of Exhibits

3.1	Certificate of Incorporation of the registrant, as amended and restated (Incorporated by reference from Exhibit 3.1 of the Company’s Form 10-K Report for the year ended December 31, 2007).

3.2	Certificate of Amendment of the Certificate of Incorporation of the registrant (Incorporated by reference from Exhibit 3.2 of the Company’s Form 8-K Report filed May 15, 2008).

3.3

Certificate of Correction of Restated Certificate of Incorporation of Mechanical Technology, Incorporated as of October 17, 2016 and Certificate of Correction of Certificate of Amendment of the Certificate of Incorporation of Mechanical Technology Incorporated, as of October 17, 2016 (Incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed October 21, 2016).

3.4	Amended and Restated By-Laws of the registrant (Incorporated by reference from Exhibit 3.3 of the Company’s Form 8-K Report filed December 14, 2007).

4.1

Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent (Incorporated by reference from Exhibit 4.1 of the Company’s Form 8-K Report filed October 6, 2016).

4.2

Amendment No. 1 dated as of October 20, 2016, to the Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent (Incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K Report filed October 21, 2016).

5.1	Opinion of Couch White, LLP, regarding legality of securities being registered (previously filed).
10.1

Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (Incorporated by reference from Exhibit 10.1 of the Company's Form 10-K Report for the year ended December 31, 2016).*

10.2

Form of Restricted Stock Agreement for Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (Incorporated by reference from Exhibit 10.2 of the Company’s Form 8-K Report filed July 11, 2011).*

10.3

Mechanical Technology, Incorporated Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.3 of the Company's Form 10-K Report for the year ended December 31, 2016).*

10.4

Form of Restricted Stock Agreement Notice for Board of Directors and Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.2 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.5

Form of Incentive Stock Option Notice for Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.3 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.6

Form of Non-Qualified Stock Option Notice for Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.4 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.7

Form of Non-Qualified Stock Option Notice for Board of Directors for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.5 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.8

Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 25, 2014). *

10.9

Form of Restricted Stock Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014). *

10.10

Form of Nonstatutory Stock Option Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014). *

10.11

Form of Incentive Stock Option Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.4 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014). *

10.12

Lease dated August 10, 1999 between Carl E. Touhey and Mechanical Technology, Inc. (Incorporated by reference from Exhibit 10.38 of the Company’s Form 10-K Report for the fiscal year ended September 30, 1999).

10.13

Amendment No. 1 to Lease Agreement Between Mechanical Technology Inc. and Carl E. Touhey dated September 29, 2009 (Incorporated by reference from Exhibit 10.166 of the Company’s Form 10-K Report for the year ended December 31, 2009).

10.14

Amendment No. 2 to Lease Agreement Between MTI Instruments Inc. and Carl E. Touhey dated May 2, 2014 (Incorporated by reference from Exhibit 10.1 of the Company’s Form 10-Q Report for the quarter ended March 31, 2014).

10.15#

Contract dated July 1, 2016 between Mechanical Technology, Incorporated and the U.S. Air Force (Incorporated by reference from Exhibit 10.1 of the Company’s Form 10-Q Report for the quarter ended June 30, 2016).

10.16

Securities Purchase Agreement dated as of October 21, 2016, by and between Mechanical Technology, Incorporated and Brookstone Partners Acquisition XXIV, LLC (Incorporated by reference from Exhibit 10.22 of the Company’s Form 8-K Report filed October 21, 2016).

10.17

Registration Rights Agreement dated as of October 21, 2016, by and between Mechanical Technology, Incorporated and Brookstone Partners Acquisition XXIV, LLC (Incorporated by reference from Exhibit 10.23 of the Company’s Form 8-K Report filed October 21, 2016).

10.18

Form of Option Exercise and Stock Transfer Restriction Agreement between the Company and its Chief Executive Officer, Chief Financial Officer and Non-Employee Directors (Incorporated by reference from Exhibit 10.24 of the Company’s Form 8-K Report filed October 21, 2016).

10.19	Separation Letter Agreement between Mechanical Technology, Incorporated and Kevin G Lynch (Incorporated by reference from Exhibit 10.25 of the Company’s Form 8-K Report filed February 8, 2017).*

10.20

Side Letter Agreement dated March 29, 2017, amending the Option Exercise and Stock Transfer Restriction Agreement by and between Mechanical Technology, Incorporated and E. Dennis O’Connor (Incorporated by reference from Exhibit 10.2 of the Company’s Form 10-Q Report for the quarter ended March 31, 2017).*

10.21

Side Letter Agreement dated March 29, 2017, amending the Option Exercise and Stock Transfer Restriction Agreement by and between Mechanical Technology, Incorporated and Walter L. Robb (Incorporated by reference from Exhibit 10.3 of the Company’s Form 10-Q Report for the quarter ended March 31, 2017).*

21	Subsidiaries of the Registrant (Incorporated by reference from Exhibit 21 of the Company’s Form 10-K Report for the year ended December 31, 2015).

23.1	Consent of Independent Registered Public Accounting Firm – UHY LLP (filed herewith).
24	Power of Attorney (included on signature page of original filing).

# Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Securities and Exchange Commission pursuant to our application for confidential treatment. The items are identified in the exhibit with “**”.

* Represents management contract or compensation plan or arrangement.

(b)           Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the financial statements or related notes.

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on May 5, 2017.

MECHANICAL TECHNOLOGY, INCORPORATED

By:                         /s/ Frederick W. Jones

Frederick W. Jones, Chief Executive Officer and Chief Financial Officer (Duly Authorized Representative)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick W. Jones as his true and lawful attorney- in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post- effective amendments) to this Registration Statement on Form S-1 of Mechanical Technology, Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick W. Jones	Chief Executive Officer, Chief Financial Officer and Secretary
Frederick W. Jones	(Principal Executive, Principal Financial and Accounting Officer)	May 5, 2017

*	Chairman
David C. Michaels		May 5, 2017

*	Director
Edward R. Hirshfield		May 5, 2017

*	Director
Matthew E. Lipman		May 5, 2017

*	Director
Kevin G. Lynch		May 5, 2017

*	Director
Thomas J. Marusak		May 5, 2017

*	Director
William P. Phelan		May 5, 2017

*	Director
Michael Toporek		May 5, 2017

By: /s/ Frederick W. Jones

       Frederick W. Jones pursuant to power of attorney

EXHIBIT INDEX

3.1	Certificate of Incorporation of the registrant, as amended and restated (Incorporated by reference from Exhibit 3.1 of the Company’s Form 10-K Report for the year ended December 31, 2007).

3.2	Certificate of Amendment of the Certificate of Incorporation of the registrant (Incorporated by reference from Exhibit 3.2 of the Company’s Form 8-K Report filed May 15, 2008).

3.3

Certificate of Correction of Restated Certificate of Incorporation of Mechanical Technology, Incorporated as of October 17, 2016 and Certificate of Correction of Certificate of Amendment of the Certificate of Incorporation of Mechanical Technology Incorporated, as of October 17, 2016 (Incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed October 21, 2016).

3.4	Amended and Restated By-Laws of the registrant (Incorporated by reference from Exhibit 3.3 of the Company’s Form 8-K Report filed December 14, 2007).

4.1

Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent (Incorporated by reference from Exhibit 4.1 of the Company’s Form 8-K Report filed October 6, 2016).

4.2

Amendment No. 1 dated as of October 20, 2016, to the Rights Agreement, dated as of October 6, 2016, between Mechanical Technology, Incorporated and American Stock Transfer & Trust Company, LLC, as Rights Agent (Incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K Report filed October 21, 2016).

5.1	Opinion of Couch White, LLP, regarding legality of securities being registered (previously filed).
10.1

Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (Incorporated by reference from Exhibit 10.1 of the Company's Form 10-K Report for the year ended December 31, 2016).*

10.2

Form of Restricted Stock Agreement for Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (Incorporated by reference from Exhibit 10.2 of the Company’s Form 8-K Report filed July 11, 2011).*

10.3

Mechanical Technology, Incorporated Amended and Restated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.3 of the Company's Form 10-K Report for the year ended December 31, 2016).*

10.4

Form of Restricted Stock Agreement Notice for Board of Directors and Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.2 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.5

Form of Incentive Stock Option Notice for Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.3 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.6

Form of Non-Qualified Stock Option Notice for Employees for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.4 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.7

Form of Non-Qualified Stock Option Notice for Board of Directors for Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Incorporated by reference from Exhibit 10.5 of the Company’s Form 10-Q Report for the quarter ended June 30, 2012).*

10.8

Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 25, 2014). *

10.9

Form of Restricted Stock Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014). *

10.10

Form of Nonstatutory Stock Option Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014). *

10.11

Form of Incentive Stock Option Grant Agreement under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (incorporated by reference from Exhibit 4.4 of the Company’s Registration Statement on Form S-8 (File No. 333-196989) filed with the Commission on June 24, 2014). *

10.12

Lease dated August 10, 1999 between Carl E. Touhey and Mechanical Technology, Inc. (Incorporated by reference from Exhibit 10.38 of the Company’s Form 10-K Report for the fiscal year ended September 30, 1999).

10.13

Amendment No. 1 to Lease Agreement Between Mechanical Technology Inc. and Carl E. Touhey dated September 29, 2009 (Incorporated by reference from Exhibit 10.166 of the Company’s Form 10-K Report for the year ended December 31, 2009).

10.14

Amendment No. 2 to Lease Agreement Between MTI Instruments Inc. and Carl E. Touhey dated May 2, 2014 (Incorporated by reference from Exhibit 10.1 of the Company’s Form 10-Q Report for the quarter ended March 31, 2014).

10.15#

Contract dated July 1, 2016 between Mechanical Technology, Incorporated and the U.S. Air Force (Incorporated by reference from Exhibit 10.1 of the Company’s Form 10-Q Report for the quarter ended June 30, 2016).

10.16

Securities Purchase Agreement dated as of October 21, 2016, by and between Mechanical Technology, Incorporated and Brookstone Partners Acquisition XXIV, LLC (Incorporated by reference from Exhibit 10.22 of the Company’s Form 8-K Report filed October 21, 2016).

10.17

Registration Rights Agreement dated as of October 21, 2016, by and between Mechanical Technology, Incorporated and Brookstone Partners Acquisition XXIV, LLC (Incorporated by reference from Exhibit 10.23 of the Company’s Form 8-K Report filed October 21, 2016).

10.18

Form of Option Exercise and Stock Transfer Restriction Agreement between the Company and its Chief Executive Officer, Chief Financial Officer and Non-Employee Directors (Incorporated by reference from Exhibit 10.24 of the Company’s Form 8-K Report filed October 21, 2016).

10.19	Separation Letter Agreement between Mechanical Technology, Incorporated and Kevin G Lynch (Incorporated by reference from Exhibit 10.25 of the Company’s Form 8-K Report filed February 8, 2017).*

10.20

Side Letter Agreement dated March 29, 2017, amending the Option Exercise and Stock Transfer Restriction Agreement by and between Mechanical Technology, Incorporated and E. Dennis O’Connor (Incorporated by reference from Exhibit 10.2 of the Company’s Form 10-Q Report for the quarter ended March 31, 2017).*

10.21

Side Letter Agreement dated March 29, 2017, amending the Option Exercise and Stock Transfer Restriction Agreement by and between Mechanical Technology, Incorporated and Walter L. Robb (Incorporated by reference from Exhibit 10.3 of the Company’s Form 10-Q Report for the quarter ended March 31, 2017).*

21	Subsidiaries of the Registrant (Incorporated by reference from Exhibit 21 of the Company’s Form 10-K Report for the year ended December 31, 2015).

23.1	Consent of Independent Registered Public Accounting Firm – UHY LLP (filed herewith).
24	Power of Attorney (included on signature page of original filing).

# Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Securities and Exchange Commission pursuant to our application for confidential treatment. The items are identified in the exhibit with “**”.

* Represents management contract or compensation plan or arrangement.